EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 No. 333–225530) of Rayonier, Inc.,
2) Registration Statement (Form S-4 No. 333–114858) of Rayonier Inc.,
3) Registration Statement (Form S-8 No. 333–129175) pertaining to the Rayonier 1994 Incentive Stock Plan,
4) Registration Statement (Form S-8 No. 333–129176) pertaining to the 2004 Rayonier Incentive Stock and Management Bonus Plan,
5) Registration Statement (Form S-8 No. 333–152505) pertaining to the Rayonier Investment and Savings Plan for Salaried Employees,
6) Registration Statement (Form S-4 No. 333–237246) pertaining to the registration of Rayonier shares and Rayonier L.P. units issued to Pope unitholders, and
7) Registration Statement (Form S-8 No. 333–238097) pertaining to the Pope Resources 2005 Unit Incentive Plan;

of our report dated March 17, 2020, with respect to the consolidated financial statements and schedule of Rayonier Operating Company LLC, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Jacksonville, Florida
July 17, 2020